UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 20, 2013

APEX 8 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54949	46-2592228
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2251 North Rampart Blvd, #182

Las Vegas, NV 89128

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 334-4424

(ISSUER TELEPHONE NUMBER)

___________________________________N/A_____________________________________

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note;

This Amendment No. 1 to the Current Report on Form 8-K filed by the Registrant on July 5, 2013 is being filed to (i) include the Share Purchase Agreement between Richard Chiang and Ferris Holding Inc. as Exhibit 10.1 to this Form 8-K and (ii) include the resignation letter of Richard Chiang as Exhibit 17.1 to this Form 8-K.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On June 20, 2013, our sole officer and director, Richard Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Registrant’s common stock to Ferris Holding Inc. at a purchase price of $40,000. In aggregate, these shares represent 100% of the Registrant’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, June 21, 2013, Richard Chiang owns no shares of the Registrant’s stock and Ferris Holding Inc. is the sole majority stockholder of the Registrant. A copy of the Share Purchase Agreement is attached to this Current Report as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On June 20, 2013, the Registrant accepted the resignations of Richard Chiang as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations are in connection with the consummation of the Share Purchase Agreement with Ferris Holding Inc.,and was not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Registrant elected and appointed Barry Epling as Chairman of the Board of Directors of the Registrant and Gerald Epling as President, Chief Executive Officer, Secretary, and Chief Financial Officer. Acopy of the resignation letter submitted by Mr. Chiang is attached to this Current Report as Exhibit 17.1.

Biographical Information for Barry Epling

Barry Epling, Age 62, Chairman of the Board of Directors

Mr. Epling currently serves as Chief Executive Officer, President and Director of Ferris Holding Inc.. Mr. Epling is an entrepreneur and founder of Ferris Holding Inc. Mr. Epling began his career in 1990 with the acquisition of a single telco switch formerly owned by Drexel Burnham Lambert Inc. He transformed that purchase into a full-fledged telecommunications company called US Tel, Inc., which became a NASDAQ-listed company. As Chief Operating Officer of US Tel, Inc., he was instrumental in producing revenue growth from $5,000 per month in 1992 to over $44 million per year by 1997.

In 1997, Mr. Epling began wholesale operations for a telcom carrier company specializing in secondary and tertiary markets within the emerging markets. Through his personal efforts, Mr. Epling developed long distance telecommunications services to Myanmar, Laos, Cambodia, Vietnam, Nepal, India, Egypt, Oman, Dubai, Tajikistan and Uzbekistan.

In 2005, Barry Epling launched Ferris Holding, Inc as CEO. Ferris Holding, Inc is a business consulting company specializing in the development of nutraceuticals from formulation through management and development.

Ferris Holding, Inc. has developed nutraceutical products that include functional beverages, science-based stem cell enhancement products, and products designed to deal with various health related issues of baby boomers. Ferris Holding, Inc. has patents pending for its nutraceuticals and noninvasive medical devices.

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Biographical Information for Gerald A. Epling

Gerald A. Epling, Age 58, President, Chief Executive Officer, Secretary, and Chief Financial Officer

Mr. Epling currently serves as the Vice President of Ferris Holding Inc. Mr. Epling began his career in the United States Air Force in 1975 in the electronics field. He served as an airman in the Texas Air National Guard from 1978 to 1979. He was also employed by Texas Instruments from 1978 to 1990 in the areas of Defense Systems Electronics Group and the Semiconductor Group, manufacturing and testing of electronics components for commercial applications. Mr. Epling began his own electronics consulting firm in 1990 to 1994, he also completed independent research monitoring and recording electrophysiological activities. From 2009 to 2013, he was employed by BioExperience LLC, as a program developer.

Mr. Epling is a nationally certified psychologist and holds a Ph.D. in Human Development and Communication Sciences, from the University of Texas. He also holds a Master’s degree in Applied Cognition and Neuroscience from the University of Texas, and a BS degree in Computer Science, also from University of Texas.

Mr. Barry K. Epling and Mr. Gerald A. Epling are brothers.

In connection with the consummation of the Share Purchase Agreement, there was an understanding between the former management of the Registrant and Ferris Holding Inc, the purchaser under such Agreement, that Mr. Barry Epling would be appointed sole director and Mr. Gerald Epling, the sole officer of the Registrant immediately after the change of control was effected.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Share Purchase Agreement between Richard Chiang and Ferris Holding Inc. dated June 20, 2013
17.1	Richard Chiang resignation letter dated June 20, 2013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 8, Inc.

By: /s/ Barry Epling

Name: Barry Epling

Title: Chairman of the Board of Directors

Dated: August 6, 2013

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